News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2019

Boston, MA, February 26, 2019 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.75 for the first quarter of fiscal 2019, an increase of 19 percent from $0.63 of earnings per diluted share in the first quarter of fiscal 2018 and a decrease of 14 percent from $0.87 of earnings per diluted share in the fourth quarter of fiscal 2018.

The Company reported adjusted earnings per diluted share(1) of $0.73 for the first quarter of fiscal 2019, a decrease of 6 percent from $0.78 of adjusted earnings per diluted share in the first quarter of fiscal 2018 and a decrease of 14 percent from $0.85 of adjusted earnings per diluted share in the fourth quarter of fiscal 2018. In the first quarter of fiscal 2019, earnings under U.S. generally accepted accounting principles (U.S. GAAP) exceeded adjusted earnings by $0.02 per diluted share, reflecting the reversal of $2.9 million of net excess tax benefits related to stock-based awards. In the first quarter of fiscal 2018, adjusted earnings exceeded U.S. GAAP earnings by $0.15 per diluted share, reflecting the add back of $24.7 million of charges related to enactment of the Tax Cuts and Jobs Act (the 2017 Tax Act), a $6.5 million charge recognized upon the expiration of the Company’s option to acquire an additional 26 percent ownership interest in 49 percent-owned Hexavest, Inc. (Hexavest) and the reversal of $11.9 million of net excess tax benefits related to stock-based awards. In the fourth quarter of fiscal 2018, U.S. GAAP earnings exceeded adjusted earnings by $0.02 per diluted share, reflecting the reversal of $2.4 million of net excess tax benefits related to stock-based awards.

Net gains and other investment income related to seed capital investments were negligible in the first quarters of fiscal 2019 and fiscal 2018 and contributed $0.01 to earnings per diluted share in the fourth quarter of fiscal 2018.

Consolidated net inflows of $1.5 billion in the first quarter of fiscal 2019 represent a 1 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $7.1 billion and 7 percent annualized internal growth in managed assets in the first quarter of fiscal 2018 and net inflows of $2.1 billion and annualized internal growth in managed assets of 2 percent in the fourth quarter of fiscal 2018.

Excluding exposure management mandates, the Company’s annualized internal growth rate in managed assets was 2 percent in the first quarter of fiscal 2019, 7 percent in the first quarter of fiscal 2018 and 5 percent in the fourth quarter of fiscal 2018.

The Company’s annualized internal management fee revenue growth rate (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows divided by beginning of period consolidated management fee revenue) was -4 percent in the first quarter of fiscal 2019, 4 percent in the first quarter of fiscal 2018 and 1 percent in the fourth quarter of fiscal 2018. These growth rates reflect the Company’s retrospective adoption of Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers, on November 1, 2018, which provides for management fee revenue to be recorded net of associated subsidy expenses.

(1) Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of the tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Consolidated assets under management were $444.7 billion on January 31, 2019, down 1 percent from $449.2 billion of consolidated managed assets on January 31, 2018 and up 1 percent from $439.3 billion of consolidated managed assets on October 31, 2018. The year-over-year decrease in consolidated assets under management reflects net inflows of $11.7 billion and market price declines of $16.3 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $1.5 billion and market price appreciation of $3.9 billion in the first quarter of fiscal 2019.

“Our fiscal 2019 began on a down note, as lower average managed assets and declining average management fee rates combined with seasonal increases in compensation and benefit costs to push earnings below the prior quarter’s record high,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “With the tone of our business and market levels both considerably improved since the turn of the calendar year, we are optimistic for better earnings results over the balance of the fiscal year.”

Average consolidated assets under management were $437.4 billion in the first quarter of fiscal 2019, up 1 percent from $433.5 billion in the first quarter of fiscal 2018 and down 4 percent from $453.3 billion in the fourth quarter of fiscal 2018.

As shown in Attachment 10, excluding performance-based fees, annualized management fee revenue rates on consolidated assets under management averaged 32.0 basis points in the first quarter of fiscal 2019, down 4 percent from 33.3 basis points in the first quarter of fiscal 2018 and down 2 percent from 32.7 basis points in the fourth quarter of fiscal 2018. Changes in average annualized management fee revenue rates for the compared periods primarily reflect shifts in the Company’s mix of business. Average annualized management fee revenue rates for prior periods have been restated to reflect retrospective adoption of ASU 2014-09 on November 1, 2018 as described above.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $44.7 billion in the first quarter of fiscal 2019, up 2 percent from $44.0 billion in the first quarter of fiscal 2018 and up 27 percent from $35.2 billion in the fourth quarter of fiscal 2018.

Consolidated redemptions and other outflows were $43.2 billion in the first quarter of fiscal 2019, up 17 percent from $36.9 billion in the first quarter of fiscal 2018 and up 31 percent from $33.0 billion in the fourth quarter of fiscal 2018.

As of January 31, 2019, Hexavest managed $13.2 billion of client assets, down 21 percent from $16.7 billion of managed assets on January 31, 2018 and down 4 percent from $13.8 billion of managed assets on October 31, 2018. Hexavest had net outflows of $0.7 billion in the first quarter of fiscal 2019, $0.4 billion in the first quarter of fiscal 2018 and $0.9 billion in the fourth quarter of fiscal 2018. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights(2)

(in thousands, except per share figures)

	Three Months Ended
	January 31,	October 31,	January 31,
	2019	2018	2018
Revenue	$406,416	$430,797	$420,236
Expenses	285,286	286,345	284,436
Operating income	121,130	144,452	135,800
Operating margin	29.8%	33.5%	32.3%
Non-operating expense	(3,193)	(4,912)	(1,686)
Income taxes	(27,625)	(36,823)	(48,617)
Equity in net income of
affiliates, net of tax	1,948	2,496	3,014
Net income	92,260	105,213	88,511
Net (income) loss attributable to
non-controlling and other
beneficial interests	(5,459)	274	(10,455)
Net income attributable to
Eaton Vance Corp. shareholders	$86,801	$105,487	$78,056
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$83,852	$102,383	$96,521
Earnings per diluted share	$0.75	$0.87	$0.63
Adjusted earnings per diluted share	$0.73	$0.85	$0.78

First Quarter Fiscal 2019 vs. First Quarter Fiscal 2018(2)

In the first quarter of fiscal 2019, revenue decreased 3 percent to $406.4 million from $420.2 million in the first quarter of fiscal 2018. Management fees were down 3 percent, primarily reflecting a 4 percent decrease in consolidated average annualized management fee rates and a 1 percent increase in average consolidated assets under management. Performance fees were $(0.3) million in the first quarter of fiscal 2019 and $(0.5) million in the first quarter of fiscal 2018. Distribution and service fee revenues were collectively down 5 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses totaled $285.3 million in the first quarter of fiscal 2019 compared to $284.4 million in the first quarter of fiscal 2018, reflecting increases in amortization of deferred sales commissions, fund-related expenses and other operating expenses, partially offset by decreases in compensation, distribution expense and service fee expense. The increase in amortization of deferred sales commissions reflects higher Class C and private fund commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid. Other operating expenses increased 13 percent, reflecting higher facilities, information technology, travel, professional services and other corporate expenses. The decrease in compensation expense reflects lower operating income-based bonus accruals and lower stock-based compensation, partially offset by higher salaries and benefits associated with increases in headcount. The decrease in distribution expense reflects lower distribution fee payments, a decrease in up-front sales commission expense and lower marketing and promotion costs. The decrease in service fee expense reflects lower Class A and Class C service fee payments, partially offset by higher private fund service fee payments.

(2) Prior period revenue and expenses have been restated to reflect certain classification adjustments from the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. The adoption of the new revenue recognition accounting standard had no impact on operating income or earnings per share.

Operating income decreased 11 percent to $121.1 million in the first quarter of fiscal 2019 from $135.8 million in the first quarter of fiscal 2018. Operating margin decreased to 29.8 percent in the first quarter of fiscal 2019 from 32.3 percent in the first quarter of fiscal 2018.

Non-operating expense totaled $3.2 million in the first quarter of fiscal 2019 and $1.7 million in the first quarter of fiscal 2018. The year-over-year change primarily reflects a $4.5 million decrease in income contribution from consolidated CLO entities and a $0.2 million increase in interest expense, partially offset by a $3.2 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds. Net gains and other investment income in the first quarter of fiscal 2018 included a $6.5 million charge to reflect the expiration during the period of the Company’s option to acquire an additional 26 percent ownership interest in Hexavest under the terms of the option agreement entered into when the Company acquired its Hexavest position in 2012.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 23.4 percent in the first quarter of fiscal 2019 and 36.3 percent in the first quarter of fiscal 2018. The Company’s effective tax rate is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $1.9 million in the first quarter of fiscal 2019 and $3.0 million in the first quarter of fiscal 2018. In the first quarter of fiscal 2019, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the first quarter of fiscal 2018 included $2.8 million from the Company’s Hexavest investment and $0.2 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $5.5 million in the first quarter of fiscal 2019 and $10.5 million in the first quarter of fiscal 2018. The year-over-year change primarily reflects a decrease in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 112.3 million in the first quarter of fiscal 2019 and 115.3 million in the first quarter of fiscal 2018, a decrease of 3 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 115.5 million in the first quarter of fiscal 2019 and 123.9 million in the first quarter of 2018, a decrease of 7 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

First Quarter Fiscal 2019 vs. Fourth Quarter Fiscal 2018(2)

In the first quarter of fiscal 2019, revenue decreased 6 percent to $406.4 million from $430.8 million in the fourth quarter of fiscal 2018. Management fees were down 6 percent, primarily reflecting a 4 percent decrease in average consolidated assets under management and a 2 percent decline in consolidated average annualized management fee rates. Performance fees were $(0.3) million in both the first quarter of fiscal 2019 and the fourth quarter of fiscal 2018. Distribution and service fee revenues were collectively down 4 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses totaled $285.3 million in the first quarter of fiscal 2019 compared to $286.3 million in the fourth quarter of fiscal 2018, reflecting decreases in distribution expense, service fee expense, fund-related expenses and other operating expenses, partially offset by increases in compensation and amortization of deferred sales commissions. The decrease in distribution expense reflects lower distribution fee payments and lower marketing and promotion costs. The decrease in service fee expense reflects lower Class A, Class C and private fund service fee payments. The decrease in fund-related expenses reflects lower sub-advisory fees paid. Other operating expenses decreased 2 percent, reflecting lower professional services and travel expenses, partially offset by higher facilities expense and charitable contributions.

The increase in compensation expense reflects higher salaries and benefits and stock-based compensation, driven by increased headcount, year-end compensation increases and seasonally higher benefit costs, partially offset by lower operating income- and sales-based bonus accruals. The increase in amortization of deferred sales commissions reflects higher Class C and private fund commission amortization.

Operating income decreased 16 percent to $121.1 million in the first quarter of fiscal 2019 from $144.5 million in the fourth quarter of fiscal 2018. Operating margin decreased to 29.8 percent in the first quarter of fiscal 2019 from 33.5 percent in the fourth quarter of fiscal 2018.

Non-operating expense totaled $3.2 million in the first quarter of fiscal 2019 and $4.9 million in the fourth quarter of fiscal 2018. The sequential change reflects a $5.2 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, partially offset by a $3.3 million decrease in income contribution from consolidated CLO entities and a $0.2 million increase in interest expense.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 23.4 percent in the first quarter of fiscal 2019 and 26.4 percent in the fourth quarter of fiscal 2018. The Company’s effective tax rate is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $1.9 million in the first quarter of fiscal 2019 and $2.5 million in the fourth quarter of fiscal 2018. In the first quarter of fiscal 2019, substantially all equity in net income of affiliates related to the Company’s investment in Hexavest. Equity in net income of affiliates in the fourth quarter of fiscal 2018 included $2.6 million from the Company’s Hexavest investment and $(0.1) million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $5.5 million in the first quarter of fiscal 2019 and $(0.3) million in the fourth quarter of fiscal 2018. The sequential change primarily reflects an increase in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 112.3 million in the first quarter of fiscal 2019 and 113.6 million in the fourth quarter of fiscal 2018, a decrease of 1 percent. The sequential reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 115.5 million in the first quarter of fiscal 2019 and 121.0 million in the fourth quarter of 2018, a decrease of 5 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Taxation

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the first quarter of fiscal 2019 and the first and fourth quarters of fiscal 2018:

	Three Months Ended
	January 31,	October 31,	January 31,
	2019	2018	2018
Statutory U.S. federal income tax rate(3)	21.0%	23.3%	23.3%
State income taxes for current year, net of federal income tax benefits	4.6	4.4	4.3
Net income attributable to non-controlling and other beneficial interests	(1.0)	-	(1.8)
Other items	1.3	0.9	0.9
Adjusted effective income tax rate(4)	25.9	28.6	26.7
Net excess tax benefits from stock-based compensation plans(5)	(2.5)	(1.7)	(8.8)
Non-recurring impact of U.S. tax reform	-	(0.5)	18.4
Effective income tax rate	23.4%	26.4%	36.3%

The income tax provision for the first quarter of fiscal 2019 includes $0.6 million of charges associated with certain provisions of the 2017 Tax Act taking effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation.

The Company’s income tax provision was reduced by net excess tax benefits related to the exercise of employee stock options and vesting of restricted stock awards during the period totaling $2.9 million in the first quarter of fiscal 2019, $11.9 million in the first quarter of fiscal 2018 and $2.4 million in the fourth quarter of fiscal 2018. The Company’s income tax provision for the first quarter of fiscal 2018 also included a non-recurring charge of $24.7 million to reflect the estimated effect of enactment of the 2017 Tax Act.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the tax impact of stock-based compensation shortfalls or windfalls recognized in connection with the accounting guidance adopted in the first quarter of fiscal 2018, and the non-recurring tax impact of U.S. tax law changes. On this basis, the Company’s adjusted effective tax rate was 25.9 percent in the first quarter of fiscal 2019, 26.7 percent in the first quarter of fiscal 2018 and 28.6 percent in the fourth quarter of fiscal 2018. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 25.9 to 26.4 percent for the balance of fiscal 2019 and for the fiscal year as a whole. The Company’s actual tax rates for fiscal 2019 may vary from these estimates due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

(3) The Company’s statutory U.S. federal income tax rate for fiscal 2019 is 21 percent based on the 2017 Tax Act. The Company’s statutory U.S. federal income tax rate for fiscal 2018 was a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the 2017 Tax Act.

(4) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls and the non-recurring tax impact of U.S. tax law changes. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

(5) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted by the Company in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

Balance Sheet Information

As of January 31, 2019, the Company held cash and cash equivalents of $449.2 million and its investments included $241.4 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first quarter of fiscal 2019, the Company used $115.0 million to repurchase and retire approximately 3.1 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.3 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months ended January 31, 2019. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. First Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 1785916 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Hexavest and Calvert, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of January 31, 2019, Eaton Vance had consolidated assets under management of $444.7 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations(1)
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2019	Q1 2019
	January 31,	October 31,	January 31,	vs.	vs.
	2019	2018	2018	Q4 2018	Q1 2018
Revenue:
Management fees	$350,750	$372,292	$361,857	(6)%	(3)%
Distribution and underwriter fees	23,090	23,530	24,947	(2)	(7)
Service fees	29,360	31,364	30,361	(6)	(3)
Other revenue	3,216	3,611	3,071	(11)	5
Total revenue	406,416	430,797	420,236	(6)	(3)
Expenses:
Compensation and related costs	153,888	148,673	155,048	4	(1)
Distribution expense	37,508	41,143	41,869	(9)	(10)
Service fee expense	25,517	27,238	26,841	(6)	(5)
Amortization of deferred sales commissions	5,547	5,052	4,277	10	30
Fund-related expenses	9,645	9,829	9,162	(2)	5
Other expenses	53,181	54,410	47,239	(2)	13
Total expenses	285,286	286,345	284,436	-	-
Operating income	121,130	144,452	135,800	(16)	(11)
Non-operating income (expense):
Gains and other investment income, net	5,833	598	2,598	875	125
Interest expense	(6,131)	(5,913)	(5,907)	4	4
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	5,441	12,059	1,717	(55)	217
Interest and other expense	(8,336)	(11,656)	(94)	(28)	NM
Total non-operating income (expense)	(3,193)	(4,912)	(1,686)	(35)	89

Income before income taxes and equity
in net income of affiliates	117,937	139,540	134,114	(15)	(12)
Income taxes	(27,625)	(36,823)	(48,617)	(25)	(43)
Equity in net income of affiliates, net of tax	1,948	2,496	3,014	(22)	(35)
Net income	92,260	105,213	88,511	(12)	4
Net (income) loss attributable to non-controlling
and other beneficial interests	(5,459)	274	(10,455)	NM	(48)
Net income attributable to
Eaton Vance Corp. shareholders	$86,801	$105,487	$78,056	(18)	11

Earnings per share:
Basic	$0.77	$0.93	$0.68	(17)	13
Diluted	$0.75	$0.87	$0.63	(14)	19

Weighted average shares outstanding:
Basic	112,255	113,576	115,282	(1)	(3)
Diluted	115,516	121,021	123,941	(5)	(7)

Dividends declared per share	$0.35	$0.35	$0.31	-	13

(1) Prior period amounts have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees. In addition, certain front-end load sales commissions that were previously reported on a net basis as a component of distribution expense are now reported on a gross basis in distribution and underwriter fee revenue and distribution expense. The adoption of ASU 2014-09 had no impact on net income or earnings per share.

				Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2019	Q1 2019
	January 31,	October 31,	January 31,	vs.	vs.
	2019	2018	2018	Q4 2018	Q1 2018

Net income attributable to Eaton Vance
Corp. shareholders	$86,801	$105,487	$78,056	(18)%	11%
Net excess tax benefit from stock-based
compensation plans(1)	(2,949)	(2,416)	(11,862)	22	(75)
Revaluation of deferred tax amounts(2)	-	(433)	21,653	(100)	(100)
Repatriation of undistributed earnings of
foreign subsidiaries(3)	-	(255)	3,014	(100)	(100)
Loss on write-off of Hexavest option, net of tax(4)	-	-	5,660	NM	(100)
Adjusted net income attributable to Eaton
Vance Corp. shareholders	$83,852	$102,383	$96,521	(18)	(13)
Earnings per diluted share	$0.75	$0.87	$0.63	(14)	19
Net excess tax benefit from stock-based
compensation plans	(0.02)	(0.02)	(0.09)	-	(78)
Revaluation of deferred tax amounts	-	-	0.17	NM	(100)
Repatriation of undistributed earnings of
foreign subsidiaries	-	-	0.02	NM	(100)
Loss on write-off of Hexavest option, net of tax	-	-	0.05	NM	(100)
Adjusted earnings per diluted share	$0.73	$0.85	$0.78	(14)	(6)

(1) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.
(2) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the 2017 Tax Act on December 22, 2017.
(3) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.
(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.

				Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended
				%	%
				Change	Change
				Q1 2019	Q1 2019
	January 31,	October 31,	January 31,	vs.	vs.
	2019	2018	2018	Q4 2018	Q1 2018

Consolidated sponsored funds	$2,422	$(4,447)	$6,300	NM %	(62)%
Majority-owned subsidiaries	3,037	4,173	4,155	(27)	(27)
Net income (loss) attributable to non-controlling
and other beneficial interests	$5,459	$(274)	$10,455	NM	(48)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
	January 31,	October 31,
	2019	2018
Assets

Cash and cash equivalents	$449,157	$600,696
Management fees and other receivables	223,898	236,736
Investments	1,010,558	1,078,627
Assets of consolidated CLO entities:
Cash	45,895	216,598
Bank loans and other investments	1,046,102	874,304
Other assets	4,241	4,464
Deferred sales commissions	48,515	48,629
Deferred income taxes	42,531	45,826
Equipment and leasehold improvements, net	60,079	52,428
Intangible assets, net	79,057	80,885
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	61,391	95,454
Total assets	$3,336,105	$3,599,328

Liabilities, Temporary Equity and Permanent Equity
Liabilities:

Accrued compensation	$77,280	$233,836
Accounts payable and accrued expenses	80,028	91,410
Dividend payable	48,887	51,731
Debt	619,887	619,678
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	840,929	873,008
Line of credit	68,458	-
Other liabilities	94,259	154,185
Other liabilities	111,044	131,952
Total liabilities	1,940,772	2,155,800

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	326,589	335,097
Total temporary equity	326,589	335,097

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 422,935 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 115,164,641 and 116,527,845 shares, respectively	450	455
Additional paid-in capital	-	17,514
Notes receivable from stock option exercises	(7,875)	(8,057)
Accumulated other comprehensive loss	(55,933)	(53,181)
Retained earnings	1,131,094	1,150,698
Total Eaton Vance Corp. shareholders' equity	1,067,738	1,107,431
Non-redeemable non-controlling interests	1,006	1,000
Total permanent equity	1,068,744	1,108,431
Total liabilities, temporary equity and permanent equity	$3,336,105	$3,599,328

			Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2019	2018	2018
Equity assets – beginning of period(2)	$115,772	$122,466	$113,472
Sales and other inflows	6,220	4,666	5,876
Redemptions/outflows	(5,461)	(5,328)	(5,320)
Net flows	759	(662)	556
Exchanges	(108)	31	3
Market value change	567	(6,063)	8,564
Equity assets – end of period	$116,990	$115,772	$122,595
Fixed income assets – beginning of period(3)	77,844	76,819	70,797
Sales and other inflows(4)	9,222	7,038	6,327
Redemptions/outflows	(6,053)	(4,788)	(3,937)
Net flows	3,169	2,250	2,390
Exchanges	326	5	18
Market value change	1,186	(1,230)	(542)
Fixed income assets – end of period	$82,525	$77,844	$72,663
Floating-rate income assets – beginning of period	44,837	42,955	38,819
Sales and other inflows	3,566	4,079	2,274
Redemptions/outflows	(6,478)	(2,103)	(1,655)
Net flows	(2,912)	1,976	619
Exchanges	(266)	46	(3)
Market value change	(716)	(140)	358
Floating-rate income assets – end of period	$40,943	$44,837	$39,793
Alternative assets – beginning of period	12,139	13,465	12,637
Sales and other inflows	1,044	847	1,714
Redemptions/outflows	(3,264)	(1,570)	(1,034)
Net flows	(2,220)	(723)	680
Exchanges	(27)	(75)	(6)
Market value change	99	(528)	(63)
Alternative assets – end of period	$9,991	$12,139	$13,248
Portfolio implementation assets – beginning of period	110,840	115,035	99,615
Sales and other inflows	7,487	5,578	5,108
Redemptions/outflows	(4,113)	(3,819)	(3,755)
Net flows	3,374	1,759	1,353
Exchanges	75	(6)	(16)
Market value change	1,146	(5,948)	9,490
Portfolio implementation assets – end of period	$115,435	$110,840	$110,442
Exposure management assets – beginning of period	77,871	82,443	86,976
Sales and other inflows	17,122	12,946	22,652
Redemptions/outflows	(17,808)	(15,438)	(21,155)
Net flows	(686)	(2,492)	1,497
Market value change	1,583	(2,080)	2,015
Exposure management assets – end of period	$78,768	$77,871	$90,488
Total assets under management – beginning of period	439,303	453,183	422,316
Sales and other inflows(4)	44,661	35,154	43,951
Redemptions/outflows	(43,177)	(33,046)	(36,856)
Net flows	1,484	2,108	7,095
Exchanges	-	1	(4)
Market value change	3,865	(15,989)	19,822
Total assets under management – end of period	$444,652	$439,303	$449,229

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Equity assets include balanced and other multi-asset mandates.
(3) Whenever presented, Fixed Income assets include cash management mandates.
(4) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.

			Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2019	2018	2018
Fund assets – beginning of period(2)	$164,968	$168,778	$156,853
Sales and other inflows	13,723	11,303	10,516
Redemptions/outflows	(15,425)	(9,438)	(8,814)
Net flows	(1,702)	1,865	1,702
Exchanges	(98)	-	(4)
Market value change	(418)	(5,675)	6,003
Fund assets – end of period	$162,750	$164,968	$164,554
Institutional separate accounts – beginning of period	153,996	162,701	159,986
Sales and other inflows(3)	20,829	14,936	25,681
Redemptions/outflows	(22,329)	(18,278)	(23,334)
Net flows	(1,500)	(3,342)	2,347
Exchanges	98	-	80
Market value change	2,630	(5,363)	6,993
Institutional separate accounts – end of period	$155,224	$153,996	$169,406
Individual separate accounts – beginning of period(4)	120,339	121,704	105,477
Sales and other inflows	10,109	8,915	7,754
Redemptions/outflows	(5,423)	(5,330)	(4,708)
Net flows	4,686	3,585	3,046
Exchanges	-	1	(80)
Market value change	1,653	(4,951)	6,826
Individual separate accounts – end of period	$126,678	$120,339	$115,269
Total assets under management – beginning of period	439,303	453,183	422,316
Sales and other inflows(3)	44,661	35,154	43,951
Redemptions/outflows	(43,177)	(33,046)	(36,856)
Net flows	1,484	2,108	7,095
Exchanges	-	1	(4)
Market value change	3,865	(15,989)	19,822
Total assets under management – end of period	$444,652	$439,303	$449,229

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Fund assets include assets of cash management funds.
(3) Includes $0.8 billion of managed assets gained in assuming the fixed income business assets of the former Oechsle International Advisors, LLC on January 31, 2018.
(4) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management and net flows by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2019	2018	Change	2018	Change
Equity(2)	$116,990	$115,772	1%	$122,595	-5%
Fixed income(3)	82,525	77,844	6%	72,663	14%
Floating-rate income	40,943	44,837	-9%	39,793	3%
Alternative	9,991	12,139	-18%	13,248	-25%
Portfolio implementation	115,435	110,840	4%	110,442	5%
Exposure management	78,768	77,871	1%	90,488	-13%
Total	$444,652	$439,303	1%	$449,229	-1%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2019	2018	Change	2018	Change
Open-end funds(2)	$99,846	$102,426	-3%	$101,956	-2%
Closed-end funds	23,633	23,998	-2%	25,424	-7%
Private funds(3)	39,271	38,544	2%	37,174	6%
Institutional separate accounts	155,224	153,996	1%	169,406	-8%
Individual separate accounts(4)	126,678	120,339	5%	115,269	10%
Total	$444,652	$439,303	1%	$449,229	-1%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes assets in NextShares funds.
(3) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.
(4) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2019	2018	Change	2018	Change
Eaton Vance Management(2)	$178,261	$179,321	-1%	$171,788	4%
Parametric	230,157	224,238	3%	241,653	-5%
Atlanta Capital(3)	23,216	23,355	-1%	24,156	-4%
Calvert(3)	13,018	12,389	5%	11,632	12%
Total	$444,652	$439,303	1%	$449,229	-1%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert, including assets sub-advised by other Eaton Vance affiliates, were $15.4 billion as of January 31, 2019, $14.7 billion as of October 31, 2018 and $14.0 billion as of January 31, 2018.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended
				%	%
				Change	Change
				Q1 2019	Q1 2019
	January 31,	October 31,	January 31,	vs.	vs.
	2019	2018	2018	Q4 2018	Q1 2018
Equity	56.9	58.2	59.4	-2%	-4%
Fixed income	33.4	33.9	36.0	-1%	-7%
Floating-rate income	50.0	50.3	51.4	-1%	-3%
Alternative	58.3	60.2	66.8	-3%	-13%
Portfolio implementation	14.3	14.7	15.0	-3%	-5%
Exposure management	5.2	5.4	5.0	-4%	4%
Consolidated average
annualized fee rates	32.0	32.7	33.3	-2%	-4%

(1) Prior period management fee rates have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees.
(2) Excludes performance-based fees, which were $(0.3) million for both the three months ended January 31, 2019 and October 31, 2018 and $(0.5) million for the three months ended January 31, 2018.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2019	2018	2018
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$159	$168	$182
Sales and other inflows	40	1	5
Redemptions/outflows	(25)	(4)	(6)
Net flows	15	(3)	(1)
Market value change	3	(6)	12
Eaton Vance sponsored funds – end of period	$177	$159	$193
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,169	$2,522	$3,092
Sales and other inflows	21	58	78
Redemptions/outflows	(140)	(327)	(115)
Net flows	(119)	(269)	(37)
Market value change	15	(84)	209
Eaton Vance distributed separate accounts – end of period	$2,065	$2,169	$3,264
Total Eaton Vance distributed – beginning of period	$2,328	$2,690	$3,274
Sales and other inflows	61	59	83
Redemptions/outflows	(165)	(331)	(121)
Net flows	(104)	(272)	(38)
Market value change	18	(90)	221
Total Eaton Vance distributed – end of period	$2,242	$2,328	$3,457
Hexavest directly distributed – beginning of period(3)	$11,467	$12,553	$12,748
Sales and other inflows	519	233	165
Redemptions/outflows	(1,134)	(844)	(500)
Net flows	(615)	(611)	(335)
Market value change	136	(475)	858
Hexavest directly distributed – end of period	$10,988	$11,467	$13,271
Total Hexavest managed assets – beginning of period	$13,795	$15,243	$16,022
Sales and other inflows	580	292	248
Redemptions/outflows	(1,299)	(1,175)	(621)
Net flows	(719)	(883)	(373)
Market value change	154	(565)	1,079
Total Hexavest managed assets – end of period	$13,230	$13,795	$16,728

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.
(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.